Exhibit 3.2

BY - LAWS

OF

ENTER CORP.

ARTICLE I

OFFICES AND BRANCHES

SECTION 1.     REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation's registered agent.

SECTION 2.      OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select.

SECTION 3.      FOREIGN OFFICES AND BRANCHES. The Corporation shall have the authority to establish and operate branches and offices and otherwise legally qualify to do business, carry on business operations, and create, manage and participate in subsidiaries, investments, partnerships, funds joint ventures or any other form of business operation, and to purchase lease, sell, own and operate property of every description, in any and all foreign countries outside of the United States.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.       ANNUAL MEETINGS. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall determine each year.

SECTION 2.       SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the President or the Secretary, or by the directors, and may be held at any date, time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

SECTION 3.      NOTICE OF MEETINGS. Written notice of each annual or special meeting of the stockholders, stating the place, date and time of the meeting, and in the case of a special meeting the purpose of such meeting, shall be given, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation.

SECTION 4.      VOTING. Each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote that is registered in his name on the record date for the meeting. No proxy shall be voted after three years from its date unless such proxy provides for a longer period. All questions, including elections for directors, shall be decided by majority vote except as otherwise required by the certificate of incorporation or by law.

SECTION 5.      QUORUM. Except as otherwise required by law, the holders of a majority of the stock of the corporation entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum shall not be present at any meeting, the Chairman of the meeting or a majority of the holders of the stock of the Corporation entitled to vote who are present at such meeting, in person or by proxy, shall have the power to adjourn the meeting to another place, date, or time, without notice other than announcement at the meeting; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting.

SECTION 6.      STOCKHOLDERS LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stockholders list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 7.      ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders, including, without limitation, election of directors, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1.      NUMBER AND TERM. The first Board of Directors shall consist of one (1) member, and thereafter the number of directors constituting the entire Board shall be not more than nine (9) nor less than one (1) member, as fixed from time to time by action of the stockholders or the Board of Directors. The directors shall be elected to serve until the next annual meeting of the stockholders and until their respective successors shall have been elected and qualified.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board that are being eliminated by the decrease.

SECTION 2.      RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.      VACANCIES. If the office of any director, member of a committee or officer becomes vacant for any reason, the remaining directors in office, though less than a quorum, by a majority vote, may elect a successor who shall hold office for the unexpired term and until his successor shall be elected and qualified.

SECTION 4.      REMOVAL. Any director or directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote.

SECTION 5.      POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the certificate of incorporation or by these by-laws conferred upon or reserved to the stockholders.

SECTION 6.      MEETINGS. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall be established from time to time by the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by the President or by the Secretary on the request of any director on at least twenty-four hours' notice of the date, time and place thereof given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee, by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Action by a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.

SECTION 7.      QUORUM. A majority of the directors then in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting to another place, date or time, without further notice (other than announcement at the meeting) or waiver thereof.

SECTION 8.       COMPENSATION. Directors may receive such compensation for their services as directors as the Board shall from time to time determine by resolution.

SECTION 9.       ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 10.      COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall elect a director or directors to serve as the member or members of those committees, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution that designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE IV

OFFICERS

SECTION 1.      GENERALLY. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Treasurer, a Secretary and one or more Assistant Secretaries, all of whom shall be elected by the Board of Directors. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. None of the officers of the Corporation need be directors. The same person may hold two or more offices. The Board of Directors may remove any officer at any time, with or without cause.

SECTION 2.      CHAIRMAN. The Chairman shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 3.     PRESIDENT. The President shall be the Chief Executive Officer and the Chief Operating Officer of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the provisions of these by-laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the offices of Chief Executive Officer and Chief Operating Officer or which from time to time are delegated to him by the Board of Directors. The President shall have power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

SECTION 4.      VICE-PRESIDENTS. Each Vice-President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 5.      TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 6.      SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, directors, or stockholders, upon whose requisition the meeting is called as provided in the by-laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 7.       ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 8.       ADDITIONAL POWERS OF OFFICERS. In addition to the powers specifically provided in these bylaws, each officer (including officers other than those referred to in these by-laws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

SECTION 9.       ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE V

INDEMNIFICATION OF
DIRECTORS AND OFFICERS

SECTION 1.      NATURE OF INDEMNITY. Subject to the provisions of Section 145 of the General Corporation Law of the State of Delaware as in effect from time to time:

(1)       The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful. The limitations in this bylaw shall prohibit such indemnification only to the extent that Section 145 of the General Corporation Law of the State of Delaware prohibits such indemnification.

(2)        The Corporation shall also indemnify indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3)        For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article V.

SECTION 2.      SUCCESSFUL DEFENSE. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 1 of this Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

SECTION 3.      DETERMINATION THAT INDEMNIFICATION IS PROPER. Except as provided in Section 2 of this Article V, any indemnification under Section 1 of this Article V, unless ordered by a court, shall be made by the Corporation, only if authorized in a specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (1) and (2) of Section 1 of this Article V. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination,:

1.           by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

2.           by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

3.           if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

4.           by the stockholders.

SECTION 4.      ADVANCE PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

SECTION 5.      SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing provisions for indemnification and advancement of expenses shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may enter into an agreement with any of its Directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorney’s fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article V, provided that no indemnification may be made to or on behalf of any Director or officer if a judgment or other final adjudication adverse to the Director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6.      SEVERABILITY. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 7.      SUBROGATION. In the event of payment of indemnification to a person described in Section 1 of this Article V, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

SECTION 8.      NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article V to make any payment in connection with any claim made against a person described in Section 1 of this Article V to the extent such person has otherwise received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise payable as indemnity hereunder.

SECTION 9.      INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

SECTION 10.    INTERPRETATION.     For purposes of this Article V, references to the “Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI

STOCK

SECTION 1.      CERTIFICATES OF STOCK. Certificates of stock, signed by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each stockholder, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificates may be facsimiles.

SECTION 2.      LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

SECTION 3.      TRANSFER OF SHARES. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly indorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4.      STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

MISCELLANEOUS

SECTION 1.      DIVIDENDS. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

SECTION 2.      SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation the year of its creation and the words "CORPORATE SEAL" and DELAWARE." Persons authorized by the Board of Directors may use said seal by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 3.      FISCAL YEAR. The Corporation’s fiscal year shall be as determined by the Board of Directors.

SECTION 4.      CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by the Board of Directors.

SECTION 5.      NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given, personal notice shall not be necessary unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, first class mail (air-mail if to an address outside of the United States), postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, in which case such notice shall be deemed given on the day of such mailing, unless it is notice of a directors' meeting, in which case such notice shall be deemed given 5 days after the date of such mailing. Notice may also be given personally, against receipt, or by telegram, telex or similar communication and notice so given shall be deemed given when so delivered personally or when delivered for transmission.

Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required or permitted to be given under the provisions of any law, or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time such notice is required to be given, shall be deemed equivalent thereto. A telegram, telex or similar communication waiving any such notice sent by a person entitled to notice shall be deemed equivalent to a waiver in writing signed by such person. Neither the business nor the purpose of any meeting need be specified in any waiver.

ARTICLE VIII

AMENDMENTS

These By-Laws other than Article V may be amended by the Board of Directors of the Corporation at any regular meeting or at any special meeting the notice of which shall state that amendment of the By-Laws is to be one of the purposes of the meeting. Article V of these By-Laws shall only be amended or repealed and any other provision of these By-Laws or any amendments adopted by the Board may be amended, or repealed by the vote of the shareholders of the Corporation at any annual meeting or at any special meeting the notice of which shall state that amendment of the By-Laws is to be one of the purposes of the meeting, except no amendment of Section 5 of Article V which retroactively modifies the contract rights of a Director, officer, employee or agent may be effective without the consent of such person.